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                                                                    EXHIBIT 10.1


                           PLAN SHARE AWARD AGREEMENT
                       2002 RECOGNITION AND RETENTION PLAN
                               AND TRUST AGREEMENT
                           FIRST BANCTRUST CORPORATION


         THIS AGREEMENT is made this 30th day of December, 2005 (hereinafter referred to as the "Date of Grant") by and between First BancTrust Corporation (the "Corporation") and (Insert Name of Recipient), an employee or a non-employee director of the Corporation or a Subsidiary thereof (the "Recipient").

         WHEREAS, the Corporation has adopted the 2002 Recognition and Retention Plan and Trust Agreement (the "Plan"), which is hereby incorporated in its entirety by reference herein; and

         WHEREAS, the Corporation desires to grant to the Recipient a Plan Share Award, as described in the Plan.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Corporation and the Recipient agree as follows:

         1. Plan Share Award. The Corporation hereby grants to the Recipient a Plan Share Award consisting of a total of (Insert Number) shares of common stock, par value $.01 per share ("Common Stock"), upon the terms and conditions set forth herein.

         2. Vesting of Plan Share Award.

            (a) The Plan Share Award granted by this Agreement shall vest over a period of five years from the Date of Grant, except as otherwise provided in the Plan and this Agreement. The Corporation has established a "Performance Goal" as provided in Section 3.17 of the Plan. The Committee for the Plan has established an objective for the Corporation to increase its net income before taxes by at least eight percent (8.0%) for each of the next five years. This measure shall be expressed as an increase in return on average assets for the year. (An example of this calculation is attached as "Exhibit B".)

                If the Performance Goal in any year is accomplished, the Recipient shall, upon March 10 of the following calendar year, become vested in a percentage of the shares of common stock subject to the Plan Share Award as follows:


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                YEAR ENDING        PERCENTAGE TO VEST FOR YEAR

                12/31/06                      6.67%
                12/31/07                     13.33%
                12/31/08                     20.00%
                12/31/09                     26.67%
                12/31/10                     33.33%

                Upon vesting, the shares of Common Stock subject to the Plan Share Award shall be released from restriction and distributed to the Recipient from the Recognition and Retention Plan Trust (the "Trust"), except to the extent of a deferral election executed by the Recipient concurrent with the execution of this Agreement.

                If the Performance Goal for the Corporation is not achieved for any of the fiscal years identified above is not met, then the percentage of shares of Common Stock subject to the Plan Share Award that could have become vested shall be forfeited as of December 31, 2010, unless the cumulative profit increases for the five years following the Date of Grant are an amount equivalent to or greater than the sum of five consecutive increases of eight percent (8.0%) compounded annually, in which case any remaining unvested shares shall vest and then be released from restriction and distributed to the Recipient from the Trust, except to the extent of a deferral election executed by the Recipient concurrent with the execution of this Agreement.



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            (b) Notwithstanding the general rule set forth above, all shares of
                Common Stock subject to this Plan Share Award held by the Recipient shall be deemed to be earned as of the effective date of a Change in Control of the Corporation (as defined in Section
                3.04 of the Plan) if said Change in Control occurs prior to December 31, 2010.

         3. Terms and Conditions. The terms and conditions included in the Plan are incorporated herein by reference, and to the extent that any conflict may exist between the terms and conditions included in the Plan and the terms of this Agreement, the terms and conditions included in the Plan shall control.

         4. Withholding. The Trust may withhold from any cash payment or Common Stock distribution made to the Recipient under the Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of a cash payment is insufficient, the Trust may require the Recipient or the Recipient's beneficiary to pay to the Trust the amount required to be withheld as a condition of delivering the shares of Common Stock.

         5. Non-transferability of Award. The Plan Share Awards granted to the Recipient may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to the time that they are earned and distributed pursuant to the terms of the Plan.

         6. Delivery of Stock. Whenever shares of Common Stock subject to this Plan Share Award are released from restriction, the Trustee shall, subject to the implementation of an arrangement between the Corporation and the Recipient to effectuate all necessary tax withholding, issue a certificate to the Recipient for such unrestricted shares. Such certificate may, however, reflect any applicable restrictions under federal securities laws. The Trustee shall follow all requisite procedures to deliver such certificates to the Recipient; provided, however, that such delivery may be postponed to enable the Corporation and the Trustee to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory agency.



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         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers, and the Recipient has hereunto set his or her hand, all effective as of the day first above written.

                                        FIRST BANCTRUST CORPORATION



                                        --------------------------------------
                                        Terry J. Howard
                                        President and Chief Executive Officer


ATTEST:



------------------------------
By:  David W. Dick
     Secretary



                                        RECIPIENT



                                        --------------------------------------
                                        (Insert Name of Recipient)



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